UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

EXPONENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-18655	77-0218904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 326-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EXPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, Exponent, Inc.’s (the “Company”) Board of Directors (the “Board”) increased its size from six to seven members and appointed Karen Richardson to the Board. Ms. Richardson has also been appointed to the audit, nominating and corporate governance, and human resources committees of the Board. The current members of the audit committee are now: George Brown (chair), Carol Lindstrom, Karen Richardson, John Shoven, and Debra Zumwalt. The current members of the nominating and corporate governance committee are now: Carol Lindstrom (chair), George Brown, Karen Richardson, John Shoven, and Debra Zumwalt. The current members of the human resources committee are now: Debra Zumwalt (chair), George Brown, Carol Lindstrom, Karen Richardson, and John Shoven.

Ms. Richardson previously served as a director of the Company from 2013 to June 2022. Ms. Richardson has over 30 years of experience in the technology industry. She served as Chief Executive Officer of E.piphany, a customer relationship management software company, from 2003 to 2005. Ms. Richardson held several senior executive positions at E.piphany from 1998 to 2003. Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company, from 1995 to 1998. The Company believes that Ms. Richardson’s record of success in senior leadership positions at technology companies qualifies her to serve as a director of the Company. The Company also considered Ms. Richardson’s prior experience on and contributions to the Board in connection with her appointment.

There are no arrangements or understandings between Ms. Richardson and any other persons pursuant to which Ms. Richardson was named a director of the Company. Ms. Richardson does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Richardson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Richardson will receive compensation for her service as a director consistent with the Company’s current policies for compensation of non-employee directors as described in the Company’s most recent proxy statement under the heading “Compensation of Directors.”

The Company has previously entered into its standard form of indemnification agreement with Ms. Richardson in connection with Ms. Richardson’s prior board service. Accordingly, the Company will continue to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Richardson’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022 as Exhibit 10.19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPONENT, INC.

Date:	February 17, 2023	By:	s/ Richard L. Schlenker
Name: Richard L. Schlenker Title: Executive Vice President, Chief Financial Officer, and Corporate Secretary